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                                  Exhibit 4.3

                         SOUTHERN NATIONAL CORPORATION
               SPECIAL NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

I.  PURPOSE

The purposes of the Special Non-Employee Directors Stock Option Plan (the "Plan") are to attract and retain the services of experienced and knowledgeable Non-Employee Directors, to encourage eligible directors of Southern National Corporation (the "Corporation") to acquire a proprietary and vested interest in the growth and performance of the Corporation, and to generate an increased incentive for directors to contribute to the Corporation's future success and prosperity, thus enhancing the value of the Corporation for the benefit of its stockholders.

II. DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

 1. "Annual Retainer" shall mean the amount that an Eligible Director would be entitled to receive for serving as a director in the year following an Election Date, but shall not include fees associated with service on any committee of the Board, any meeting fees, or any fees associated with other services provided to the Corporation.

 2.  "Board" shall mean the Board of Directors of the Corporation.

 3. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

 4. "Committee" shall mean a committee of the Board of Directors meeting the standards of Rule 16b-3 of the rules and regulations under the Exchange Act, or any similar successor rule, appointed by the Board to administer this Plan.

 5.  "Corporation" shall mean Southern National Corporation.

 6.  "Effective Date" shall mean March 1, 1992, the effective date of the Plan.

 7. "Election Date" shall mean with respect to an option hereunder the date of the initial election of the Director that six or twelve months thereafter prompted the grant of such Option and thereafter, shall mean each December 31 as long as annual elections are permitted by statute or regulation.

 8. "Eligible Director" shall mean each director of the Corporation who is not an employee of the Corporation or any of the Corporation's subsidiaries (as defined in Section 425(f) of the Code).

 9.  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

10. "Fair Market Value" shall mean with respect to the Common Stock the last sales price of the Common Stock on the date on which such value is determined, as reported on the New York Stock Exchange or, if there shall be no trades on such date, on the date nearest preceding such date.

11. "Option" shall mean any right granted to a Participant allowing such Participant to purchase Shares at such price or prices and during such period or periods as set forth under the Plan. All Options shall be nonqualified options not entitled to special tax treatment under Section 422 of the Code.

12. "Option Agreement" shall mean a written agreement, contract, or other instrument evidencing an Option granted hereunder and signed by both the Corporation and the Participant.

13. "Participant" shall mean an Eligible Director who receives Option under the Plan.

14.  "Price Percentage" shall mean 75 percent unless adjusted in accordance with
Section V.

15.  "Share Percentage" shall mean 25 percent unless adjusted in accordance with
Section V.

16. "Shares" shall mean shares of the common stock, $5.00 par value, of the Corporation.

III. ADMINISTRATION

The Plan shall be administered by a Committee of the Board. Subject to the terms of the Plan the Committee shall have the power to interpret the provisions and supervise the administration of the Plan.

IV. SHARES SUBJECT TO THE PLAN

1. Total Number. Subject to adjustment as provided in this Section, the total number of Shares as to which Options may be granted under the Plan shall be 73,247 Shares.

2.  Reduction of Shares Available.

          a. The grant of an option will reduce the Shares as to which Options may be granted by the number of Shares subject to such Option.

          b. Any Shares issued by the Corporation through the assumption or substitution of outstanding grants from an acquired company shall not reduce the Shares available for grants under the Plan.

3. Increase of Shares Available. The lapse, cancellation, or other termination of an Option that has not been fully exercised shall increase the available Shares by the number of Shares that have not been issued upon exercise of such Option.

4. Other Adjustments. The total number and kind of shares available for Options under the Plan or which may be allocated to any one Participant, the number and kind of shares of Common Stock subject to outstanding Options, and the exercise price for such Options shall be appropriately adjusted by the Board for any increase or decrease in the number of outstanding Shares resulting from a stock dividend, subdivision, combination of Shares, reclassification, or other change in corporate structure affecting the Shares or for any conversion of the Shares into or exchange of the Shares for other shares as a result of any merger or consolidation (including a sale or assets) or other recapitalization as may be necessary to maintain the proportionate interest of the Option holder.

V. OPTIONS IN LIEU OF CASH COMPENSATION

1.  Election to Receive Options in Lieu of Annual Retainers.

Options shall be granted to (a) any Eligible Director who, prior to July 1, 1992, and (b) any Eligible Director elected thereafter who, prior to the July
1, 1992, Election Date on which such director is first elected to the Board by the Corporation's stockholders, files with the Secretary of the Corporation an irrevocable election to receive stock options in lieu of 50% or 100% of his or her Annual Retainers. Six months after each Election Date thereafter, each Eligible Director making an election under this Section V.1. shall be granted an option with respect to his or her Annual Retainer for the number of Shares determined under Section V.3. below, where the Deferral Amount shall mean the Annual Retainer.

2. Option Formula. The number of Options granted to an Eligible Director under this Section V. shall be equal to the nearest number of whole shares determined in accordance with the following formula:

           (Elected Percentage)x(Deferral Amount)
      -----------------------------------------------     = Number of Shares
           (Share Percentage)x(Fair Market Value)

where the Elected Percentage refers to the percentage of the Annual Retainers or Board Meeting Fees elected under Sections V.1. or V.2. and Fair Market Value refers to the Fair Market Value of a Share on the date of grant. Fractional shares will not be granted; any remaining amounts of Annual Retainers or Board Meeting Fees earned will be paid in cash.

3. Option Price. The purchase price per share covered by each Option granted under this Section V. shall be the Fair Market Value of a Share on the date of grant multiplied by the Price Percentage.

4. Exercisability. An Option granted under the Plan shall be exercisable six months from the date of grant.

5. Adjustment. In the event that any law, ruling, or regulation shall be proposed, promulgated, or adopted after the Effective Date that provides that a higher Option price shall be required as that Options granted under Section V. of the Plan will be treated as options for tax purposes, the Share Percentage and the Price Percentage of Options granted hereafter under this Section V. shall be automatically adjusted to comply therewith; provided, however, the sum of the Share Percentage and the Price Percentage shall remain 100 percent.

6. Annual Elections. In the event that permitting Eligible Directors to make annual elections to receive Options in lieu of cash compensation shall not result in (i) the loss of exemptive relief from Section 16(b) of the Exchange Act for the Plan or any other stock-based compensation plan of the Corporation or (ii) in the loss of option treatment for tax purposes for such Options, Eligible Directors may revoke any elections under Section V. and make such elections on an annual basis prior to each successive Election Date.

VI. GENERAL TERMS

1. Option Period. Each Option shall expire ten years from its date of grant. Each Option shall be subject to termination before its date as hereinafter provided.

2. Termination of Service as a Director. If a Director's service terminates for any reason, the director (or his beneficiary) will have the right to exercise any option granted to him for a period not to exceed the expiration date of the original option term.

3. Method of Exercise. Any Option may be exercised by the Participant in whole or in part at such times and by such methods as the Board may specify. The applicable Option Agreement may provide that the Participant may make payment of the Option price in cash, Shares, or such other consideration as the Board may specify, or any combination thereof, having a Fair Market Value of the exercise date equal to the total option price. Stock surrendered in payment of the exercise price of an option must have been owned by the Participant for a minimum of six months prior to surrender.

VII. CHANGE IN CONTROL

1. Immediate Vesting. Notwithstanding any other provision of the Plan to the contrary, upon a Change in Control, as defined below, all outstanding Options shall vest and become immediately exercisable.

2. Change in Control. A "Change in Control" of the Corporation is deemed to have occurred at such time as (i) any "person" (as defined in Section 13(d)(2) of the Securities Exchange Act of 1934) is or becomes a beneficial owner, directly or indirectly, of 51% or more of the combined voting power of the Corporation's outstanding voting securities; (ii) a change in composition of a majority of the Corporation's directors occurs; or (iii) a merger or consolidation (when the Corporation is not the surviving corporation) or sale of all or substantially all of the assets of the Corporation occurs.

VIII. AMENDMENTS AND TERMINATION

1. Board Authority. The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made (i) that would impair the rights of a Participant under an Option theretofore granted, without the Participant's consent, or (ii) without the approval of the stockholders if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act.

2. Prior Stockholder and Participant Approval. Anything herein to the contrary notwithstanding, in the event that amendments to the Plan are required in order that the Plan or any other stock-based compensation plan of the Corporation comply with the requirements of Rule 16b-3 issued under the Exchange Act as amended from time to time or any successor rules promulgated by the Securities and Exchange Commission related to the treatment of benefit and compensation plans under Section 16 or the Exchange Act, the Board is authorized to make such amendments without the consent of Participants or the stockholders of the Company.

IX. GENERAL PROVISIONS

1. No Assignment or Ownership Rights. No Option may be assignable or transferrable by a Participant other than by will or by the laws of descent and distribution. Each Option shall be exercisable, during the Participant's lifetime, only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. A Participant shall have no legal rights as a shareholder with respect to any shares covered by the Options under the Plan until the date of issuance or a stock certificate for such Shares.

2. Compliance Requirements. All certificates for Shares delivered under the Plan pursuant to any option shall be subject to such stock-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Board of Directors may cause a legend or legends to be put on any such certificates to make appropriate reference to restrictions. The Corporation shall not be required to issue or deliver any Shares under the Plan prior to the completion of any registration or qualification of such Shares under any federal or state law, or any rulings or regulation of any governmental body or national securities exchange that the Board in its sole discretion shall deem to be necessary or appropriate.

3. Other Plans. Nothing in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required by applicable law or rules of any stock exchange on which the Common Stock is then listed; and such arrangements may be either generally applicable or applicable only in specific cases.

4. Governing Law. The validity, construction, and affect of this Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of North Carolina and applicable federal law.

5. Conformity With Law. If any provision of this Plan is or becomes or is deemed invalid, illegal, or unenforceable in any jurisdiction, or would disqualify the Plan or any Option under any law deemed applicable by the Board, such provision shall be construed or deemed amended in such jurisdiction to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

X.  EFFECTIVE DATE

The Effective Date of the Southern National Corporation 1992 Nonqualified Stock Option Plan for Non-Employee Directors shall be March 1, 1992, subject to approval by the Corporation's stockholders within one year thereafter. Options may be granted after the Effective Date and prior to termination of the Plan on December 31, 1996, or earlier termination of the Plan by the Board.




                               OPTION AGREEMENT
                          NON-QUALIFIED STOCK OPTION
                         SOUTHERN NATIONAL CORPORATION


               SPECIAL NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
               ------------------------------------------------



     OPTION AGREEMENT, made as of _________ __, 1995 between Southern National Corporation (The "Corporation") and ________________ (the "Optionee").

     Whereas, pursuant to the Special Non-Employee Directors Stock Option Plan (the "Plan"), the Corporation intends to provide incentives to Directors of the Corporation by providing them with opportunities for stock ownership, the Compensation Committee of the Corporate Board (the "Committee") hereby grants the Optionee an Option to purchase shares of the Corporation's common stock, par value $5.00 per share, which Option shall be a Non-Qualified Stock Option ("NQSO").

     To evidence the grant of this Non-Qualified Stock Option and to set forth its terms and conditions as provided in the Plan, the Corporation and the Optionee agree as follows:

     1. Grant of Option. The Corporation hereby evidences and confirms its grant to the Optionee on ________ ___, 1995 of a Non-Qualified Stock Option (the "Option") to purchase _____ common shares of the Corporation at a price of $________ per share (the "Exercise Price") which is 75% of the Fair Market Value of the underlying shares of common stock on the date hereof. As defined in the Plan, "Fair Market Value" is the closing sale price of the Corporation's common stock reported by the New York Stock Exchange on a given day or, if there is no sale on such day, then the closing sale price on the last previous date on which a sale is reported. The Option shall be subject to the provisions of the Plan and this Agreement, and in the event of any conflict between the Plan and this Agreement, the terms of the Plan will control.
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     2.  Term and Exercise of Option.  The term of the Option will be for a
         ----------------------------
period of ten (10) years, beginning on ____ __, 1995 and ending on ____ __, 2005. The Option will become exercisable, subject to the provisions hereof, six (6) months from the grant date or ____ __, 1995 provided that the Committee may, in its sole discretion, accelerate the time or times at which the Option may be exercised, either in whole or in part, provided further that in the event a change in control (as defined in Section 10.1(a) of the Plan) of the Corporation occurs, all Options granted hereunder shall become immediately exercisable in full. To the extent that the Option becomes exercisable on any such date but is not exercised, it may be exercised on any subsequent date until termination of the Option.

     Except as provided in Section 7,8,9 and 10 hereof, the Option may be exercised by the Optionee only while serving the Corporation. The grant of the Option shall impose no obligation upon the Optionee to exercise the Option.

     3.  Manner of Exercise. Subject to the terms and conditions of this Option
         -------------------
and the Plan, the Option may be exercised by written notice delivered to the Corporation signed by the Optionee or the person or persons exercising the Option. Such notice shall state the number of shares of the Corporation's common stock in respect to which the Option is being exercised and shall include such written covenants, agreements and representations as the Committee administering the Plan may from time to time deem necessary or desirable in order to ensure compliance with applicable laws, regulations of governmental authority and requirements of any exchange upon which the Corporation's common stock is traded. Such notice shall be accompanied by payment of the full Exercise Price. As soon as practicable after such notice and payment shall have been received, the Corporation shall deliver a certificate or certificates representing the number of shares of common stock with respect to which the Option was exercised, registered in the name of the person or persons exercising the Option.

     Payment of the Exercise Price shall be made in cash or by check, or in whole or in part, through the surrender of shares of the common stock of the Corporation valued at their Fair Market Value on the date of exercise of the Option, and determined according to the provision of Section 1. Notwithstanding anything herein to the contrary, the Corporation shall not be obligated to cause to be issued or delivered any certificate evidencing common stock purchased pursuant to the exercise of the Option, unless and until the Corporation is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations and governmental authority and requirements of any exchange upon which the Corporation's common stock is traded. The Corporation shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other affirmative action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

     The Optionee shall not be entitled to any rights as a shareholder with respect to such shares of common stock being acquired pursuant to the exercise of the Option unless and until such certificates are issued. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate is issued.

     In the event the Option shall be exercised by any person other than the Optionee, pursuant to Section 5 hereof, the notice of exercise of the Option shall be accompanied by proof satisfactory to the Committee administering the Plan of the right of such person to exercise the Option.

     All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

     4.  Non-Transferability.  The Option may be exercised during the Optionee's
         -------------------
lifetime only by him (or his guardian or beneficiary as defined in Section 5), and the Option and this Option Agreement shall not be assignable or transferable by him otherwise than by will or the laws of descent and distribution. No such transfer of the Option or this Option Agreement by the Optionee by will or the laws of descent and distribution shall be effective to bind the Corporation unless the Corporation shall have been furnished with written notice thereof and such other evidence as the Committee administering the Plan may deem necessary or desirable to establish the validity of the transfer and the agreement by the transferee or transferees to be bound by the terms and conditions of the Option and the Plan. Except as provided above, the Option and this Option Agreement shall not be pledged, hypothecated, sold, assigned, transferred or otherwise encumbered or disposed of. Any purported pledge, hypothecation, sale, assignment, transfer or other encumbrance or disposition of the Option or this Option Agreement contrary to the provisions hereof, or the levy of any execution, attachment, or similar process upon the Option or Option Agreement, shall be null and void and without effect.

     5.  Designation of Beneficiary.  The Optionee may designate a person or
         --------------------------
persons to receive, in the event of death, the rights available to him under the Option and this Option Agreement. Such designation will be made upon forms supplied by and delivered to the Corporation and may be revoked in writing. If the Optionee fails effectively to designate a beneficiary, then the Optionee's estate will be deemed to be the beneficiary.

     6.  Service as Director.  In consideration of the granting of the Option
         -------------------
and regardless of whether or not the Option shall be exercised, the Optionee hereby agrees to remain in the service of the Corporation as a Director of Corporation until the first date on which the Option becomes exercisable to any extent. Nothing in this Option Agreement shall, however, confer upon the Optionee any right to continue as Director of the Corporation or shall impose upon the Corporation or its affiliates any obligation to retain the Optionee as a Director of the Corporation for any period.

     7.  Rights in Event of Termination of Service.  Subject to the condition
         -----------------------------------------
that the Option shall not be exercisable for more than ten years from the date hereof, the Optionee may exercise the Option only while in the continuous service of the Corporation or, in the event of termination for any reason, including voluntary termination, death, disability, and retirement, the Director (or their beneficiary) will have the right to exercise any option granted to them for a period not to exceed the expiration date of the original option term.

     8.  Dilution and Other Adjustments.  In the event of any change in the
         -------------------------------
outstanding shares of common stock of the Corporation by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, the Committee will make such proportionate adjustments to the Option, if any, as it, in its absolute discretion, deems equitable in the number of shares of common stock covered by the Option, and in the Exercise Price per share of the Option, to prevent dilution or enlargement of the rights of the Optionee under the Option.

     Except as hereinbefore expressly provided in this Section 11, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or dissolution, liquidation, merger or consolidation and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of common stock subject to, or the Exercise Price of, the Option.

     9.  Notice.  Any notice required or permitted under this Agreement shall be
         -------
deemed given when delivered in person or when mailed by registered mail with return receipt requested, to the Corporation, addressed:

         Attn:  Corporate Secretary
         Southern National Corporation
         500 North Chestnut Street
         Lumberton, North Carolina,  28358

and to the Optionee at such address as he may designate in writing to the Corporation.

     10.  Modification and Waiver.  Neither this Option Agreement nor any
          ------------------------
provision hereof can be changed, modified, amended, discharged, terminated or waived orally or by any course of dealing or purported course of dealing, but only by an agreement in writing signed by the Optionee or his legal representative and the Corporation. No such agreement shall extend to or affect any provision of this Option Agreement not expressly changed, modified, amended, discharged, terminated or waived or impair any right consequent on such a provision. The waiver of or failure to enforce any breach of this Option Agreement shall not be deemed to be a waiver or acquiescence in any other breach thereof.

     11.  Governing Law.  This Option Agreement shall be governed by and
          --------------
construed in accordance with the laws of the State of North Carolina.

     12.  Withholding.  There will be deducted from each distribution of cash
          ------------
and/or stock under the Plan the amount of tax required by any governmental authority to be withheld.

     13.  Optionee Acknowledgment.  The Optionee hereby acknowledges that all
          -----------------------
decisions, determinations and interpretations of the Committee in respect of the Plan, this Option Agreement and the Option shall be final and conclusive.

     IN WITNESS WHEREOF, Southern National Corporation has caused this Option Agreement to be duly executed by its duly authorized officer and its corporate seal to be affixed hereto, and said Optionee has hereunto set his hand and seal, the day and year first above written.





                                                   SOUTHERN NATIONAL CORPORATION


                                                   By___________________________



     [CORPORATE SEAL]



     ATTEST:



     __________________________



                                                   _____________________________
                                                             Optionee